UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 2, 2014 (September 26, 2014)

American Realty Capital Healthcare Trust II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55201	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

PinnacleHealth Portfolio — Initial Tranche

On September 26, 2014, following the completion of its due diligence review of six medical office buildings in Pennsylvania (collectively, the “Initial Tranche”), American Realty Capital Healthcare Trust II, Inc. (the “Company”) finalized the prerequisite conditions to acquire the Initial Tranche under the agreement for lease of real property (the “Agreement”), dated as of June 14, 2014, by and between the Company’s sponsor, American Realty Capital VII, LLC (the “Sponsor”), and Pinnacle Health Hospitals, a Pennsylvania non-profit corporation (the “Seller”). The Seller has no material relationship with the Company and the acquisition was not an affiliated transaction.

Pursuant to the Agreement, the Sponsor agreed to purchase from the Seller the leasehold interest in a portfolio of eight medical office buildings in Pennsylvania (collectively, the “Portfolio”), including the Initial Tranche, subject to the satisfactory completion of a due diligence review of the Portfolio, among other conditions. The Company’s leasehold interests in the Portfolio were granted through separate Building Master Leases, each dated September 26, 2014, between the Seller, as landlord, and the Company, through a wholly-owned subsidiary of its operating partnership, as tenant.  Each Building Master Lease has an initial term of 55 years, having commenced on September 26, 2014, with two 10-year extension options.   The annualized rent payable by the Company during the initial term of the Building Master Leases is approximately $12,000 per building, subject to annual increases of 2.5%. The Portfolio is comprised of a total of 783,778 square feet for an aggregate purchase price of $174.1 million for the Portfolio, exclusive of closing costs. The Agreement contains customary representations and warranties by the Seller.

The description of the Initial Tranche set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 in its entirety.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Brady Medical Office Building — Harrisburg, PA

On September 26, 2014, the Company, through a wholly-owned subsidiary of its operating partnership, closed its acquisition of the leasehold interest in the Brady Medical Office Building (“Brady”) located in Harrisburg, Pennsylvania for a contract purchase price of $26.4 million, exclusive of closing costs. The Company funded the acquisition of Brady with proceeds from its ongoing initial public offering of common stock.

Brady contains 92,413 rentable square feet and is 100% leased to the Seller. The lease is triple-net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The lease has an original 12-year term which commenced in September 2014 and expires in September 2026 and contains 2.5% annual rental escalations. The annualized cash rental income is $1.7 million.

Landis Memorial Medical Office Building — Harrisburg, PA

On September 26, 2014, the Company, through a wholly-owned subsidiary of its operating partnership, closed its acquisition of the leasehold interest in Landis Memorial Medical Office Building (“Landis”) located in Harrisburg, Pennsylvania for a contract purchase price of $42.6 million, exclusive of closing costs. The Company funded the acquisition of Landis with proceeds from its ongoing initial public offering of common stock.

Landis contains 314,790 rentable square feet and is 100% leased to the Seller. The lease is triple-net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The lease has an original 12-year term which commenced in September 2014 and expires in September 2026 and contains 2.5% annual rental escalations. The annualized cash rental income is $3.1 million.

Community Health Medical Office Building — Harrisburg, PA

On September 26, 2014, the Company, through a wholly-owned subsidiary of its operating partnership, closed its acquisition of the leasehold interest in the Community Health Medical Office Building (“Community Health”) located in Harrisburg, Pennsylvania for a contract purchase price of $7.0 million, exclusive of closing costs. The Company funded the acquisition of Community Health with proceeds from its ongoing initial public offering of common stock.

Community Health contains 48,212 rentable square feet and is 100% leased to the Seller. The lease is triple-net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The lease has an original 12-year term which commenced in September 2014 and expires in September 2026 and contains 2.5% annual rental escalations. The annualized cash rental income is $0.5 million.

Fredricksen Outpatient Center Clinical Building — Mechanicsburg, PA

On September 26, 2014, the Company, through a wholly-owned subsidiary of its operating partnership, closed its acquisition of the leasehold interest in the Fredricksen Outpatient Center Clinical Building (“Fredricksen”) located in Mechanicsburg, Pennsylvania for a contract purchase price of $24.1 million, exclusive of closing costs. The Company funded the acquisition of Fredricksen with proceeds from its ongoing initial public offering of common stock.

Fredricksen contains 69,437 rentable square feet and is 100% leased to the Seller. The lease is triple-net whereby the tenant is required to pay substantially all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent. The lease has an original 12-year term which commenced in September 2014 and expires in September 2026 and contains 2.5% annual rental escalations. The annualized cash rental income is $1.4 million.

Fredricksen Outpatient Center I — Mechanicsburg, PA

On September 26, 2014, the Company, through a wholly-owned subsidiary of its operating partnership, closed its acquisition of the leasehold interest in the Fredricksen Outpatient Center I (“Fredricksen I”) located in Mechanicsburg, Pennsylvania for a contract purchase price of $11.3 million, exclusive of closing costs. The Company funded the acquisition of Fredricksen I with proceeds from its ongoing initial public offering of common stock.

Fredricksen I contains 56,057 rentable square feet and is 100% leased to 15 tenants as of the date of acquisition. The following table provides information relating to lease commencement and termination dates, rentable square feet, annualized cash rental income, rental escalations and renewal options for the tenants that represent over 10% of the total annualized rental income of Fredricksen I.

Tenant	Lease Commencement Date	Lease Termination Date	Rentable Square Feet	Annualized Cash Rental Income	Rental Escalations	Renewal Options
Jones, Daly & Coldren Associates dba JDC Pediatrics	December 2008	November 2020	9,609	$0.2 million	3.0% annually	None
Pinnacle Health Hospitals	September 2014	September 2024	11,044	$0.2 million	2.5% annually	None

Fredricksen Outpatient Center II — Mechanicsburg, PA

On September 26, 2014, the Company, through a wholly-owned subsidiary of its operating partnership, closed its acquisition of the leasehold interest in the Fredricksen Outpatient Center II (“Fredricksen II”) located in Mechanicsburg, Pennsylvania for a contract purchase price of $20.6 million, exclusive of closing costs. The Company funded the acquisition of Fredricksen II with proceeds from its ongoing initial public offering of common stock.

Fredricksen II contains 64,259 rentable square feet and is 100% leased to four tenants as of the date of acquisition. One of such tenants, the Seller, represents 88.7% of the total annualized cash rental income of Fredricksen II. The Seller’s lease is double-net whereby the tenant is required to pay its proportionate share of all operating expenses, including all costs to maintain and repair the roof and structure of the building, in addition to base rent, but excluding master building rent. The Seller’s lease has an original 10-year term which commenced in September 2014 and expires in September 2024 and contains 2.5% annual rental increases. The annualized cash rental income is $1.1 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST II, INC.

Date: October 2, 2014	By:	/s/ Thomas P. D’Arcy
Thomas P. D’Arcy
Chief Executive Officer